As filed with the Securities and Exchange Commission on August 23, 2004
                                                      Registration No. 333-23477

     =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                   to Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                    95-2095071
         --------                                    ----------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                       Identification Number)

                            2900 Semiconductor Drive
                                 P.O. Box 58090
                       Santa Clara, California 95052-8090
                    (Address of principal executive offices)
        Registrant's telephone number including area code: (408) 721-5000
                 ----------------------------------------------

1995 Stock Option Plan for Officers and Key Employees of Mediamatics, Inc.
                                       and
                   1997 Stock Option Plan of Mediamatics, Inc.
                            (Full Title of the Plans)

                             JOHN M. CLARK III, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                      2900 Semiconductor Drive, P.O. 58090
                           Santa Clara, CA 95052-8090
                                 (408) 721-5000

           (Name, address and telephone number, of agent for service)

                                     PART I
                                EXPLANATORY NOTE

DEREGISTRATION OF SHARES

     Pursuant to the Registration Statement on Form S-8, No. 333-23477 (the "Registration Statement"), National Semiconductor Corporation, a Delaware corporation (the "Company"), registered 1,519,814* shares of its Common Stock, $0.50 par value per share ("Common Stock"), issuable under the 1995 Stock Option Plan for Officers and Key Employees of Mediamatics, Inc. and the 1997 Stock Option Plan of Mediamatics, Inc. (the "Plans"). Upon the Company's acquisition of Mediamatics, Inc., the Company assumed Mediamatics' obligations under the Plans and outstanding options issued pursuant to the Plans became exercisable for shares of Company Common Stock. All outstanding options under the Plans have now expired and the Plans have now been terminated. The Company hereby removes from registration under the Registration Statement 44,286 shares of Common Stock remaining unissued under the Plans.



*All share numbers adjusted to reflect the two-for-one stock split paid in the form of a 100% stock dividend in May 2004.

                                                      PART II

Item 8.  Exhibits

24.1              Power of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-23477) and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on August 23, 2004.

                                     NATIONAL SEMICONDUCTOR CORPORATION

                                     By    BRIAN L. HALLA*
Brian L. Halla
                                     Chairman of the Board, and
                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on August 23, 2004.

  BRIAN L. HALLA*                     Chairman of the Board, President,
 (Brian L. Halla)                     Chief Executive Officer and Director
                                      (Principal Executive Officer)

  LEWIS CHEW*                         Senior Vice President, Finance and
  (Lewis Chew)                        Chief Financial Officer
                                      (Principal Financial Officer)

  ROBERT E. DeBARR*                   Controller (Principal Accounting Officer)
  (Robert E. DeBarr)

  STEVEN R. APPLETON*                 Director
 (Steven R. Appleton)

  GARY P. ARNOLD*                     Director
 (Gary P. Arnold)

  RICHARD J. DANZIG*                  Director
 (Richard J. Danzig)

  ROBERT J. FRANKENBERG*              Director
 (Robert J. Frankenberg)

  E. FLOYD KVAMME*                    Director
 (E. Floyd Kvamme)

  MODESTO A. MAIDIQUE*                Director
 (Modesto A. Maidique)

  EDWARD R. McCRACKEN*                Director
    (Edward R. McCracken)

*By:  __//S// JOHN M. CLARK III____
         John M. Clark III, Attorney in Fact

                                        NATIONAL SEMICONDUCTOR CORPORATION

                                                   EXHIBIT INDEX

24.1     Power of Attorney

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation, to sign the Post-Effective Amendment to the Registration Statement with which this Power of Attorney is filed, and any and all amendments to said Posst-Effective Amendment to Registration Statement, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.


             SIGNATURE                               DATE



  //S// STEVEN R. APPLETON                            July 14, 2004
  Steven R. Appleton


  //S// RICHARD J. DANZIG                             July 14, 2004
  Richard J. Danzig


  //S// ROBERT J. FRANKENBERG                         July 14, 2004
  Robert J. Frankenberg


  //S// E. FLOYD KVAMME                               July 14, 2004
  E. Floyd Kvamme


  //S// LEWIS CHEW                                    July 9, 2004
  Lewis Chew


  //S// ROBERT E. DeBARR                              July 9, 2004
  Robert E. DeBarr